EXHIBIT 10.11.1



                                                        As of September 19, 1997




CONGRESS FINANCIAL CORPORATION
 (CENTRAL)
150 South Wacker Drive
Chicago, Illinois 60606

                    Re:  Amendment No. 1 to Financing Agreements

Gentlemen:

            Reference is made to the financing arrangements between CONGRESS FINANCIAL CORPORATION (CENTRAL) ("Lender") and NAVARRE CORPORATION ("Borrower"), pursuant to which Lender may extend loans, advances and other financial accommodations to Borrower pursuant to the terms and provisions of the Loan and Security Agreement dated June 12, 1997 between Borrower and Lender (the "Loan Agreement"). All capitalized terms used herein and not otherwise defined herein shall have their respective meanings as defined in the Loan Agreement.

            Borrower has requested that the Lender amend the Loan Agreement and make additional loans, advances and other financial accommodations to Borrower under the Loan Agreement, which Lender is willing to make, on and subject to the terms and conditions of the Loan Agreement and the terms and conditions set forth in this Letter Re: Amendment No. 1 to Financing Agreements ("Amendment"). In consideration of the foregoing, the parties hereto hereby agree as follows:

            1. (a) In addition to the loans and advances as set forth in the Loan Agreement, Lender agrees to make, subject to the terms hereof and as a one-time financial accommodation to Borrower, a supplemental loan to Borrower in the principal amount of $3,000,000 (the "Supplemental Loan"). The proceeds from the Supplemental Loan shall be used by Borrower in connection with the purchase of goods from American Gramaphone, L.L.C. The Supplemental Loan shall be a Revolving Loan under the Loan Agreement and all references in the Loan Agreement to "Revolving Loans" are hereby amended to include, within the definition thereof, the Supplemental Loan. The Supplemental Loan shall accrue interest at the rate set forth in the Loan Agreement with such interest being payable in accordance with the terms of the Loan Agreement and the Supplemental Loan shall be repaid on or prior to the date which is sixty (60) days from the date that the Supplemental Loan is disbursed by Lender to Borrower (such sixtieth (60th) day being the "Repayment Date"). Notwithstanding the foregoing, from the date hereof up to and including the Repayment Date, the outstanding amount of the Supplemental Loan shall not be included in the calculation, from time to time, of Borrower's availability under the lending formulas as set forth in the Loan Agreement. The outstanding principal amount of the Supplemental Loan plus the aggregate amount

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of the Loans (excluding the Supplemental Loan) and the Letter of Credit
Accommodations outstanding at any time shall not exceed the Maximum Credit.

               (b) The Supplemental Loan may be prepaid in whole or in part without penalty or premium.

               (c) At Lender's option, all payments required hereunder, together with interest thereon, may be charged to any loan account of Borrower maintained by Lender.

               (d) Borrower hereby acknowledges, confirms and agrees that Lender shall have no obligation to make the Supplemental Loan to Borrower until such time as (i) Lender shall have received, to its satisfaction, evidence that all disputes between Borrower and American Gramaphone, L.L.C., including the issues, allegations and damages which are the subject to any lawsuit between Borrower and American Gramaphone, L.L.C., have been settled or otherwise resolved; (ii) Lender shall have received a Limited Guarantee duly executed by each of Eric H. Paulson and Charles E. Cheney, respectively; and (iii) Lender shall have received evidence that Lender has a perfected security interest in the Pledged Securities (as said term is defined in those certain Collateral Assignment and Pledge of Pledged Securities Agreements dated as of the date hereof and executed and delivered in favor of Lender by each of Eric H. Paulson and Charles E. Cheney, respectively).

            2. Section 1.20 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                        "1.20 "INTEREST RATE" shall mean: (a) From the date of
                  that certain Letter Re: Amendment No. 1 to Financing Agreements between Borrower and Lender dated as of September __, 1997 ("Amendment No. 1"), up to and including June 30, 1998, and at any time from and after June 30, 1998 that Lender declares an Event of Default hereunder or Borrower fails to maintain an Adjusted Net Worth equal to or greater than $5,000,000, "Interest Rate" shall mean as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-quarter (3 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one quarter (5 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) for the period (1) from and after the date of termination or non-renewal hereof until Lender has received full and final

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                  payment of all obligations (notwithstanding entry of a
                  judgment against Borrower) and (2) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and
                  (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default); and

                        (b) From and after June 30, 1998, so long as Borrower
                  maintains an Adjusted Net Worth of $5,000,000 or greater and no Event of Default has been declared by Lender hereunder, "Interest Rate" shall mean as to Prime Rate Loans, a rate of one-half (1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and three-quarter (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of two and one-half (2 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) for the period (1) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (2) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

            3. In further consideration of Lender's willingness to make additional loans to Borrower as set forth herein, in addition to all other fees due and payable by Borrower under the Loan Agreement, Borrower agrees to pay to Lender a fee in the amount of $20,000. Such fee shall be fully earned as of the date hereof and shall be payable in two (2) installments, with the first installment in the amount of $10,000 payable contemporaneously with the execution of this Amendment, and the second installment in the amount of $10,000 payable on the date which is thirty (30) days from the date of this Amendment. Such fee may be charged by Lender to any loan account(s) of Borrower maintained by Lender.

            4. This Amendment shall not constitute a waiver or amendment of any provision of the Loan Agreement not expressly referred to herein. Except as expressly

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set forth herein, no other changes or modifications to the Loan Agreement are intended or implied and the Loan Agreement shall remain in full force and effect in accordance with its terms.

            5. This Amendment may be executed in counterparts, each of which, when executed, shall be deemed to constitute one and the same Amendment.

            6. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

                                          Very truly yours,

                                          NAVARRE CORPORATION

                                          By: /s/ Eric H. Paulson
                                             -----------------------------------
                                             Eric H. Paulson

                                          Title: President
                                                --------------------------------

ACCEPTED AND AGREED TO:

CONGRESS FINANCIAL CORPORATION
 (CENTRAL)

By: /s/ Keith Chapman
   -------------------------------------

Title: Vice President
      ----------------------------------

ACKNOWLEDGED AND AGREED TO:

    /s/ Eric H. Paulson
----------------------------------------
          ERIC H. PAULSON

    /s/ Charles E. Cheney
----------------------------------------
          CHARLES E. CHENEY